CONSENT OF INDEPENDENT CERTIIFED PUBLIC ACCOUNTANT

We consent to the incorporation by reference in this Registration Statement on Form SB-2 of our report dated November 11, 2005, which appears on page F1 of the annual reort on Fomr 10-KSB of Cycle Country Accessories Corp. and Subsidiaries for the years ended September 3, 2005 and 2004, and to the reference to our Firm under the caption "Experts" in the Pospectus.


                              /s/ Henjes, Conner & Williams, P.C.
                              Certified Public Accountants

Sioux City, Iowa
January 19, 2006